EXHIBIT 8.1

               [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

                                December 7, 2007

National City Mortgage Capital LLC
3232 Newmark Drive
Miamisburg, Ohio 45342

            Re:   Mortgage Pass-Through Certificates and
                  Mortgage-Backed Notes

Ladies and Gentlemen:

            We have acted as special tax counsel to National City Mortgage Capital LLC (the "Depositor") in connection with the Depositor's Registration Statement on Form S-3 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Prospectus included in the Registration Statement describes Mortgage Pass-Through Certificates and Mortgage-Backed Notes (collectively, "Securities") to be sold by the Depositor in one or more series (each, a "Series") of Securities. Each Series of Securities will be issued under a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Depositor, a servicer (a "Servicer"), a trustee (a "Trustee"), and, if applicable, such other parties to be identified in the Prospectus Supplement for such Series. The forms of Agreements are being incorporated by reference into the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings given to such terms in the Registration Statement.

            In rendering the opinions set forth below, we have examined and relied upon the following: (1) the Registration Statement, including the Prospectus and the two forms of Prospectus Supplement constituting a part thereof, in the forms being filed with the Commission; (2) the forms of Agreements; and (3) such other documents, materials and authorities as we have deemed necessary in order to enable us to render our opinion set forth below. We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. We express no opinion with respect to any Series of Securities for which we do not act as special tax counsel to the Depositor.

            Based on and subject to the foregoing, we are of the opinion that the descriptions of federal income tax consequences appearing under the headings "Federal Income Tax Consequences," "Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made," "Federal Income Tax Consequences for Exchangeable Securities," "Tax Characterization of the Trust Fund as a Partnership," "Tax Consequences to Holders of the Notes" and "Tax Consequences to Holders of the Certificates" in the Prospectus and under the heading "Federal Income Tax Consequences" in each Prospectus Supplement accurately describe the material federal income tax consequences to holders of Securities, under existing law and subject to the qualifications and assumptions stated therein. We also hereby confirm and adopt the opinions expressly set forth under such headings, under existing law and subject to the qualifications and assumptions set forth therein.

            This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Registration Statement contemplates Series of Securities with numerous different characteristics, the particular characteristics of each Series of Securities must be considered in determining the applicability of this opinion to a particular Series of Securities.

            We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters," "Federal Income Tax Consequences," "Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made" and "Tax Characterization of the Trust Fund as a Partnership" in the Prospectus and under the heading "Federal Income Tax Consequences" in each Prospectus Supplement, which is a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

            No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.

                                    Very truly yours,


                                    /s/ Cadwalader, Wickersham & Taft LLP